EX-99.B(j)(A)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Wells Fargo Funds Trust:

We consent to the use of our report for the Wells Fargo Money Market Funds of Wells Fargo Funds Trust, dated May 17, 2004, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

KPMG LLP San Francisco, California July 28, 2004